     Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of
Morgan Stanley Institutional Liquidity Funds

In planning and performing our audits of the financial statements of Money Market Portfolio, Prime Portfolio, Government Portfolio,
Government  Securities  Portfolio, Treasury  Portfolio,  Treasury
Securities   Portfolio  and  Tax-Exempt  Portfolio   (the   seven
portfolios comprising Morgan Stanley Institutional Liquidity Fund
Trust)  (collectively, the "Portfolios") as of and for  the  year ended  October 31, 2009, in accordance with the standards of  the
Public  Company  Accounting Oversight Board (United  States),  we
considered   its  internal  control  over  financial   reporting,
including  controls over safeguarding securities, as a basis  for designing  our auditing procedures for the purpose of  expressing our  opinion on the financial statements and to comply  with  the requirements of Form N-SAR, but not for the purpose of expressing an  opinion  on  the  effectiveness of the  Portfolios'  internal control  over  financial reporting.  Accordingly, we  express  no such opinion.

The  management of the Portfolios is responsible for establishing
and   maintaining  effective  internal  control  over   financial
reporting.  In  fulfilling  this  responsibility,  estimates  and judgments  by  management are required  to  assess  the  expected benefits  and  related  costs of controls. A  company's  internal control over financial reporting is a process designed to provide reasonable  assurance  regarding  the  reliability  of  financial
reporting  and  the  preparation  of  financial  statements   for
external   purposes   in  accordance  with   generally   accepted
accounting   principles.  A  company's  internal   control   over
financial  reporting includes those policies and procedures  that
(1)  pertain  to the maintenance of records that,  in  reasonable detail,  accurately  and  fairly  reflect  the  transactions  and dispositions of the assets of the company; (2) provide reasonable assurance  that transactions are recorded as necessary to  permit preparation of financial statements in accordance with  generally
accepted   accounting   principles,   and   that   receipts   and
expenditures  of  the company are being made only  in  accordance with  authorizations of management and directors of the  company;
and  (3)  provide  reasonable assurance regarding  prevention  or timely  detection of unauthorized acquisition, use or disposition of  a  company's assets that could have a material effect on  the financial statements.

Because  of  its  inherent  limitations,  internal  control  over financial  reporting  may  not prevent or  detect  misstatements.
Also,  projections of any evaluation of effectiveness  to  future periods  are  subject  to  the  risk  that  controls  may  become inadequate  because of changes in conditions, or that the  degree of compliance with the policies or procedures may deteriorate.

A  deficiency in internal control over financial reporting exists when  the  design  or  operation of  a  control  does  not  allow management or employees, in the normal course of performing their assigned  functions,  to  prevent or detect  misstatements  on  a timely basis. A material weakness is a deficiency, or combination of  deficiencies,  in internal control over financial  reporting, such  that  there  is a reasonable possibility  that  a  material
misstatement  of  the  company's  annual  or  interim   financial
statements will not be prevented or detected on a timely basis.

Our  consideration  of  the  Portfolios'  internal  control  over financial reporting was for the limited purpose described in  the
first   paragraph   and  would  not  necessarily   disclose   all
deficiencies   in  internal  control  that  might   be   material
weaknesses  under  standards established by  the  Public  Company
Accounting Oversight Board (United States). However, we noted  no deficiencies  in the Portfolios' internal control over  financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2009.

This  report is intended solely for the information  and  use  of
management   and   the  Board  of  Trustees  of  Morgan   Stanley
Institutional  Liquidity  Funds and the Securities  and  Exchange
Commission  and is not intended to be and should not be  used  by anyone other than these specified parties.

                                   Ernst & Young LLP

Boston, Massachusetts
December 21, 2009